As filed with the Securities and Exchange Commission on September 28, 1998

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                     -----------------------------------


                                   FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                              September 25, 1998

                           NATIONSBANK CORPORATION
                  (To be renamed "BankAmerica Corporation")
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                    1-6523
                           (Commission File Number)

                                  56-0906609
                      (IRS Employer Identification No.)

                         NationsBank Corporate Center
                          Charlotte, North Carolina
                   (Address of principal executive offices)

                                    28255
                                  (Zip Code)

                                (704) 386-5000
             (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

      The Current Report on Form 8-K, dated September 25, 1998 and filed with the Securities and Exchange Commission on September 28, 1998 is amended to provide that the Registrant's Common Stock will begin trading on October 1, 1998 under the symbol "BAC." The full text of Item 5 is set forth below as amended.


ITEM 5.     OTHER EVENTS.

A.    MATTERS RELATED TO THE DELAWARE REINCORPORATION AND BANKAMERICA MERGER.

      Effective September 25, 1998, NationsBank Corporation, a North Carolina corporation ("NationsBank"), was reincorporated from North Carolina to Delaware by forming a new, wholly owned Delaware subsidiary named NationsBank (DE) Corporation ("NationsBank (DE)"), having no assets or liabilities other than nominal assets or liabilities, and merging NationsBank with and into NationsBank
(DE) (the "Reincorporation Merger"), with NationsBank (DE) as the surviving corporation in the Reincorporation Merger and being named "NationsBank Corporation." The Reincorporation Merger was consummated in accordance with the terms and conditions of the Plan of Reincorporation Merger by and between NationsBank and NationsBank (DE), dated as of August 3, 1998 (the "Reincorporation Merger Agreement"). Pursuant to the Reincorporation Merger Agreement, NationsBank (DE) acquired all of the assets and assumed all the liabilities and obligations of NationsBank.

      As previously announced, NationsBank and BankAmerica Corporation, a Delaware corporation ("BankAmerica"), have entered into an Agreement and Plan of Reorganization, dated as of April 10, 1998 (the "Merger Agreement"), pursuant to which BankAmerica will merge with and into NationsBank (DE) (the "Merger"), with NationsBank (DE) as the surviving corporation in the Merger. In connection with the Merger, NationsBank (DE) will change its name to "BankAmerica Corporation." (The surviving corporation is referred to as the "Registrant" hereinafter.) The Reincorporation Merger and the Merger were approved by the shareholders of NationsBank at a Special Meeting of Shareholders held on September 24, 1998. The Merger was approved by the shareholders of BankAmerica at a Special Meeting of Shareholders held on September 24, 1998. A copy of the press release announcing NationsBank's shareholder approval is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Merger is expected to close on September 30, 1998.

      Pursuant to the Merger Agreement, upon consummation of the Merger on September 30, 1998 (the "Effective Date"), each share of BankAmerica common stock, $1.5625 par value per share (the "BankAmerica Common Stock"), will be converted into the right to receive 1.1316 shares (the "Exchange Ratio") of the Registrant's common stock ("Registrant Common Stock"), with cash in lieu of fractional shares. The Registrant's Registration Statement on Form S-4 (Registration No. 333-60553), which was declared effective by the Securities and Exchange Commission on August 4, 1998 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant, NationsBank and BankAmerica.

      The Registrant is the successor issuer to NationsBank under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registrant's Common Stock is, therefore, deemed registered under Section 12(b) of the Exchange Act.

B.    DESCRIPTION OF REGISTRANT COMMON STOCK.

      The following is an updated description of Registrant Common Stock, which has been previously filed with the Securities and Exchange Commission under the Exchange Act, and updated and amended from time to time. To the extent the following description is inconsistent with prior filings, it modifies and supersedes such filings.

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GENERAL

      Prior to the Reincorporation Merger, the Registrant was a North Carolina corporation governed by its North Carolina Articles of Incorporation (the "NationsBank Articles") and Bylaws (the "NationsBank Bylaws") and the North Carolina Business Corporation Act (the "NCBCA"). The Registrant is now a Delaware corporation governed by its Delaware Amended and Restated Certificate of Incorporation (the "Registrant's Certificate") and Bylaws, which will become effective on September 30, 1998 (the "Registrant's Bylaws"), and the Delaware General Corporation Law (the "DGCL"). A copy of the Registrant's Certificate and the Registrant's Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

      The Registrant's Certificate is substantially the same as the NationsBank Articles, except as described herein, including the fact that the authorized capitalization of the Registrant was increased. The authorized capital stock of the Registrant now consists of 5,000,000,000 shares of Registrant Common Stock, par value $0.01 per share, and 100,000,000 shares of Registrant Preferred Stock. As of July 29, 1998, there were issued and outstanding 962,509,438 shares of NationsBank Common Stock and 1,988,134 shares of NationsBank Preferred Stock, which were converted in the Reincorporation Merger into the same number of shares of Registrant Common Stock and Registrant Preferred Stock as were then outstanding, and 686,450,826 shares of BankAmerica Common Stock, which will be converted in the Merger at the Exchange Ratio into approximately 776,787,755 shares of Registrant Common Stock. As of July 29, 1998, 105,907,211 shares of NationsBank Common Stock were reserved for issuance under various employee and director benefit plans of NationsBank and upon conversion of the 6.25% Convertible Debentures, due 2011, the NationsBank ESOP Preferred Stock or NationsBank Series BB Preferred Stock, and pursuant to the NationsBank SharesDirect Plan. Also, as of July 29, 1998, there were 129,213,998 shares of BankAmerica Common Stock (equivalent to 146,218,560 shares of Registrant Common Stock at the Exchange Ratio) reserved for issuance under various employee benefit plans of BankAmerica and pursuant to the BankAmerica Shareholder Investment Plan. After taking into account the shares reserved as described above, the Registrant will have approximately 3,000,000,000 authorized shares of Registrant Common Stock available for other corporate purposes as of the Effective Time. The availability for issue of shares by the directors of the Registrant without further action by shareholders (except as may be required by applicable stock exchange requirements) would enable the Board of the Registrant to consider additional transactions, including mergers and acquisitions, in which shares of the Registrant are to be issued, and could also be viewed as enabling the directors to take certain actions, including issuing shares, warrants or rights to acquire shares which might make it more difficult for persons seeking to obtain control of the Registrant. The Registrant has no current plans to issue any shares other than as described herein, pursuant to the Merger Agreement and employee benefit plans of the Registrant.

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REGISTRANT COMMON STOCK

      GENERAL. Registrant Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and will begin trading on October 1, 1998 under the symbol "BAC." Registrant Common Stock is also listed on the London Stock Exchange and certain shares of Registrant Common Stock are listed on the Tokyo Stock Exchange.

      ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Registrant Common Stock.

      VOTING AND OTHER RIGHTS. The holders of Registrant Common Stock are entitled to one vote per share. Directors are to be elected by a plurality of the votes cast, and shareholders do not have the right to cumulate their votes in the election of directors. In general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters; however, (i) amendments to the Registrant's Certificate must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and
(ii) a merger or dissolution of the Registrant, or the sale of all or substantially all of its assets, must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares.

      In the event of liquidation, holders of Registrant Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders of the Registrant with respect to shares held by them, subject to any prior rights of any Registrant Preferred Stock (as described below) then outstanding.

      Registrant Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. The shares of Registrant Common Stock are fully paid and nonassessable.

      DIVIDENDS. The holders of Registrant Common Stock are entitled to receive such dividends as the Registrant's Board of Directors may declare out of funds legally available for such payments. The payment of dividends by the Registrant is subject to the restrictions of Delaware law applicable to the declaration of dividends by a corporation. A corporation generally may not authorize and make dividends if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of dividends to shareholders is subject to any prior rights of outstanding preferred stock.

      As a bank holding company, the ability of the Registrant to pay dividends will be affected by the ability of its banking subsidiaries to pay dividends. The ability of such banking subsidiaries,

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
as well as of the Registrant, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

REGISTRANT PREFERRED STOCK

      The Registrant has authorized 100,000,000 shares of Registrant Preferred Stock and may issue such preferred stock in one or more series, each with such preferences, limitations, designations, conversion rights, voting rights, distribution rights, voluntary and involuntary liquidation rights and other rights as it may determine. NationsBank had designated (i) 35,045 shares of Series B Preferred Stock, of which 8,836 shares were issued and outstanding as of July 29, 1998, (ii) 3,000,000 shares of ESOP Preferred Stock, of which 1,972,730 shares were issued and outstanding as of July 29, 1998 and (iii) 20,000,000 shares of Series BB Preferred Stock, of which 6,568 shares were issued and outstanding as of July 29, 1998. In the Reincorporation Merger, the Registrant designated mirror classes of preferred stock and converted each share of NationsBank Preferred Stock into a share of Registrant Preferred Stock with identical preferences, rights and designations (except that the Registrant Preferred Stock was issued under and governed by Delaware law instead of North Carolina law).

      THE FOLLOWING ARE SUMMARIES OF THE REGISTRANT SERIES B PREFERRED STOCK, REGISTRANT ESOP PREFERRED STOCK, AND REGISTRANT SERIES BB PREFERRED STOCK, WHICH SUMMARIES DESCRIBE THEIR MATERIAL PROVISIONS AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THEIR COMPLETE TERMS CONTAINED IN THE REGISTRANT'S CERTIFICATE.

REGISTRANT ESOP PREFERRED STOCK

      All shares of Registrant ESOP Preferred Stock are held by the trustee of the ESOP Trust under the Registrant's 401(k) Plan. Registrant ESOP Preferred Stock ranks senior to Registrant Common Stock and junior to Registrant Series B Preferred Stock with respect to dividends and distributions upon liquidation.

      PREFERENTIAL RIGHTS. Shares of Registrant ESOP Preferred Stock have no preemptive or preferential rights to purchase or subscribe for shares of Registrant capital stock of any class, and are not subject to any sinking fund or other obligation of Registrant to repurchase or retire the series, except as discussed below.

      DIVIDENDS. Each share of Registrant ESOP Preferred Stock is entitled to an annual dividend, subject to certain adjustments, of $3.30 per share, payable semiannually. Unpaid dividends accumulate as of the date on which they first became payable, without interest. So long as any shares of Registrant ESOP Preferred Stock are outstanding, no dividend may be declared, paid or set apart for payment on any other series of stock ranking on a parity with Registrant ESOP Preferred Stock as to dividends, unless like dividends have been declared and paid, or set apart for payment, on Registrant ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for such parity stock, ratably in proportion to their

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respective amounts of accumulated and unpaid dividends. The Registrant generally may not declare, pay or set apart for payment any dividends (except for, among other things, dividends payable solely in shares of stock ranking junior to Registrant ESOP Preferred Stock as to dividends or upon liquidation) on, make any other distribution on, or make payment on account of the purchase, redemption or other retirement of, any other class or series of Registrant capital stock ranking junior to Registrant ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on the Registrant ESOP Preferred Stock have been declared and paid or set apart for payment when due.

      VOTING RIGHTS. A holder of Registrant ESOP Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of Registrant Common Stock and votes together with the holders of Registrant Common Stock as one class. Except as otherwise required by applicable law, the holder of Registrant ESOP Preferred Stock has no special voting rights. To the extent that the holder of such shares is entitled to vote, each share is entitled to the number of votes equal to the number of shares of Registrant Common Stock into which such share of Registrant ESOP Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest whole vote.

      Shares of the Registrant ESOP Preferred Stock are convertible into Registrant Common Stock at a conversion rate equal to 1.68 shares of Registrant Common Stock per share of Registrant ESOP Preferred Stock, subject to certain customary anti-dilution adjustments. Accordingly, each share of Registrant ESOP Preferred Stock is entitled to two votes on all matters submitted to a vote of shareholders.

      DISTRIBUTIONS. In the event of any voluntary or involuntary dissolution, liquidation or winding-up of Registrant, a holder of the Registrant ESOP Preferred Stock will be entitled to receive out of the assets of the Registrant available for distribution to shareholders, subject to the rights of the holders of any Registrant Preferred Stock ranking senior to or on a parity with Registrant ESOP Preferred Stock as to distributions upon liquidation, dissolution or winding-up but before any amount will be paid or distributed among the holders of Registrant Common Stock or any other shares ranking junior to Registrant ESOP Preferred Stock as to such distributions, liquidating distributions of $42.50 per share plus all accrued and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary dissolution, liquidation or winding-up of the Registrant, the amounts payable with respect to Registrant ESOP Preferred Stock and any other stock ranking on a parity therewith as to any such distribution are not paid in full, the holder of Registrant ESOP Preferred Stock and such other stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, a holder of Registrant ESOP Preferred Stock will not be entitled to any further distribution of assets by the Registrant. Neither a merger or consolidation of the Registrant with or into any other corporation, nor a merger or consolidation of any other corporation with or into the Registrant nor a sale, transfer or lease of all or any portion of the Registrant's assets, will be deemed to be a dissolution, liquidation or winding-up of the Registrant.


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      REDEMPTION. Registrant ESOP Preferred Stock is redeemable, in whole or in part, at the option of the Registrant, at any time. The redemption price for the shares of Registrant ESOP Preferred Stock will depend upon the time of redemption. Specifically, the redemption price for the 12-month period that began on July 1, 1998 is $42.83 per share and, on and after July 1, 1999, the redemption price will be $42.50 per share. The redemption price may be paid in cash or shares of Registrant Common Stock. In each case, the redemption price also must include all accrued and unpaid dividends to the date of redemption. To the extent that Registrant ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required for redemption of Registrant ESOP Preferred Stock.

      The Registrant is required to redeem shares of Registrant ESOP Preferred Stock at the option of the holder of such shares to the extent necessary either to provide for distributions required to be made under the Registrant's 401(k) Plan or to make payments of principal, interest or premium due and payable on any indebtedness incurred by the holder of the shares for the benefit of the ESOP Trust under the Registrant's 401(k) Plan. The redemption price in such case will be the greater of $42.50 per share plus accrued and unpaid dividends to the date of redemption or the fair market value of the aggregate number of shares of Registrant Common Stock into which a share of Registrant ESOP Preferred Stock then is convertible.

REGISTRANT SERIES B PREFERRED STOCK

      PREFERENTIAL RIGHTS. The Registrant may, without the consent of holders of Registrant Series B Preferred Stock, issue preferred stock with superior or equal rights or preferences. The shares of Registrant Series B Preferred Stock rank prior to Registrant ESOP Preferred Stock and Registrant Common Stock.

      DIVIDENDS. Holders of shares of Registrant Series B Preferred Stock are entitled to receive, when and as declared by the Registrant Board, out of any funds legally available for such purpose, cumulative cash dividends at an annual dividend rate per share of 7% of the stated value thereof, payable quarterly. Dividends on Registrant Series B Preferred Stock are cumulative, and no cash dividends can be declared or paid on any shares of Registrant Common Stock unless full cumulative dividends on Registrant Series B Preferred Stock have been paid or declared and funds sufficient for the payment thereof set apart.

      VOTING RIGHTS. Each share of Registrant Series B Preferred Stock has equal voting rights, share for share, with each share of Registrant Common Stock.

      LIQUIDATION RIGHTS. In the event of the dissolution, liquidation or winding up of the Registrant, the holders of Registrant Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of preferred stock ranking superior to Registrant Series B Preferred Stock (if any such shares are then outstanding) but before any distribution on shares of Registrant Common Stock, liquidating dividends of $100 per share plus accumulated dividends.


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      REDEMPTION. Shares of Registrant Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders thereof, at the redemption price of $100 per share plus accumulated dividends, provided that (i) full cumulative dividends have been paid, or declared and funds sufficient for payment set apart, upon any class or series of preferred stock ranking superior to Registrant Series B Preferred Stock; and (ii) the Registrant is not then in default or arrears with respect to any sinking or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of preferred stock ranking superior to Registrant Series B Preferred Stock.

REGISTRANT SERIES BB PREFERRED STOCK

      DIVIDENDS. Holders of the Registrant Series BB Preferred Stock are entitled to receive, when and as declared by the Registrant Board, out of assets of the Registrant legally available for payment, an annual dividend of $2.50 per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on the Registrant Series BB Preferred Stock are cumulative from the date of issue. Each dividend is payable to holders of record as it appears on the stock register of the Registrant on the record dates fixed by the Registrant Board. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the Registrant Series BB Preferred Stock which may be in arrears.

      CONVERSION RIGHTS. Subject to the terms and conditions set forth below, holders of shares of Registrant Series BB Preferred Stock have the right, at their option, to convert such shares into shares of Registrant Common Stock at any time into fully paid and nonassessable shares of Registrant Common Stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the rate of 6.17215 shares of Registrant Common Stock for each share of Registrant Series BB Preferred Stock surrendered for conversion (the "Conversion Rate"). The Conversion Rate is subject to adjustment from time to time to reflect Registrant Common Stock splits and similar alterations in Registrant Common Stock.

      REDEMPTION. Shares of Registrant Series BB Preferred Stock are redeemable at the option of the Registrant, in whole or in part, at a redemption price of $25 per share plus accrued and unpaid dividends to the redemption date. Shares of Registrant Series BB Preferred Stock are not subject to a sinking fund.

      LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the affairs of the Registrant, whether voluntary or involuntary, holders of Registrant Series BB Preferred Stock will be entitled to receive out of the assets of the Registrant available for distribution to shareholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution will be made to the holders of any class of stock of the Registrant ranking junior to the Registrant Series BB Preferred Stock as to the distribution of assets.

      VOTING. Holders of Registrant Series BB Preferred Stock have no voting rights except as required by law or if any quarterly dividend payable on the Registrant Series BB Preferred Stock

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is in arrears, in which case holders of Registrant Series BB Preferred Stock are entitled to vote together with the holders of Registrant Common Stock at the next meeting of Registrant Shareholders and at each subsequent meeting of Registrant Shareholders unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of the meeting. In those cases where holders of Registrant Series BB Preferred Stock are entitled to vote, each holder is entitled to cast the number of votes equal to the number of whole shares of Registrant Common Stock into which his or her Registrant Series BB Preferred Stock is then convertible.

EFFECTIVE LAW

      The rights of holders of Registrant Common Stock and Registrant Preferred Stock are dependent, directly or indirectly, on applicable state and federal statutes and regulations which are subject to change from time to time. The Registrant has not undertaken to update the foregoing description in each case where such a change may affect the rights of shareholders.

C. SHARE REPURCHASE

      The Registrant has announced its intent to repurchase up to 20 million shares of Registrant Common Stock in the open market or in private transactions. A copy of the press release announcing the repurchase is filed as Exhibit 99.2 to this Current Report on Form 8-K.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NATIONSBANK CORPORATION


                                          By: /s/ TERESA M. BRENNER
                                              _____________________________
                                                Teresa M. Brenner
                                                Assistant General Counsel

Dated: September 28, 1998

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